AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2002
                           REGISTRATION NO. 333- 89740

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                        INTERSTATE HOTELS & RESORTS, INC.
             (Exact name of registrant as specified in its charter)


                               Delaware 52-2101815
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
          (Address, including zip code, of Principal Executive Offices)

       Interstate Hotels & Resorts, Inc. 1999 Employee Stock Option Plan**
                            (Full title of the plan)

                             Christopher L. Bennett
                    Senior Vice President and General Counsel
                        Interstate Hotels & Resorts, Inc.
                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
          (Telephone number, including area code, of agent for service)

                                 (202) 295-1000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Richard S. Borisoff, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the provisions of Rule 401(e) under the Securities Act of 1933 and the procedure described herein. See "Introductory Statement Not Forming Part of Prospectus" following this cover page.

**       The Interstate Hotels & Resorts, Inc. Employee Stock Option Plan was
assumed by Interstate Hotels & Resorts, Inc. (formerly known as "MeriStar Hotels & Resorts, Inc.") pursuant to the Agreement and Plan of Merger, dated May 1. 2002 and amended on June 3, 2002, by and between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc.

            INTRODUCTORY STATEMENT NOT FORMING PART OF THE PROSPECTUS

         Interstate Hotels & Resorts, Inc. (formerly known as "MeriStar Hotels & Resorts, Inc.") (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-89740) (the "Registration Statement"), by filing this Post-Effective Amendment No. 1 on Form S-8. The issuance of a total of 66,500,000 shares of Common Stock, par value $0.01 per share ("Common Stock") of the Registrant were registered on the Registration Statement. The Registration Statement was filed in connection with the Agreement and Plan of Merger by and between Interstate Hotels Corporation, a Maryland corporation ("Interstate"), and the Registrant, dated May 1, 2002 and amended on June 3, 2002 (as amended, the "Merger Agreement").

         On July 31, 2002, after receiving the required stockholder approvals, pursuant to the Merger Agreement, the Registrant and Interstate Hotels Corporation, a Maryland corporation ("Interstate"), completed a merger of Interstate into the Registrant (the "Merger), in which the Registrant was the surviving corporation and changed its name to "Interstate Hotels & Resorts, Inc." Upon consummation of the Merger, pursuant to the Merger Agreement, each outstanding share of Interstate common stock, par value $0.01 per share (the "Interstate Common Stock"), was converted into 4.6 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"). Under the Merger Agreement, the Registrant assumed all options previously granted under the Interstate Hotels & Resorts, Inc. 1999 Employee Stock Option Plan (formerly known as the "Interstate Hotels Corporation 1999 Employee Stock Option Plan) (the "Plan"), and each outstanding and unexercised option to purchase one share of Interstate Common Stock was converted into an option to purchase 4.6 shares of Common Stock.

         Under a Rights Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated as of July 23, 1998 and amended from time to time (as amended, the "Rights Agreement"), one right (a "Right") to purchase Series A junior participating preferred stock, par value $0.01 per share, of the Registrant was attached to the Common Stock.

         On July 31, 2002, immediately after the effective time of the Merger, the Registrant also effected a one-for-five reverse split of the Common Stock (the "Reverse Stock Split"). As a result of the Reverse Stock Split, pursuant to adjustment provisions in the Rights Agreement, five Rights are now attached to each share of Common Stock.

         As a result of the Merger and the Reverse Stock Split, each outstanding and unexercised option to purchase one share of Interstate Common Stock was converted into an option to purchase 0.92 of a share of Common Stock and 4.6 Rights.

         In the Merger, 12,537,195 shares of post-split Common Stock were issued. Therefore, this Registration Statement relates to 762,805 shares of Common Stock (along with the attached 3,814,025 Rights) issuable pursuant to currently outstanding stock options granted under the Plan. The registration fee for the shares of Common Stock and Rights to be issued under the Plan was paid at the time of the original filing of the Registration Statement on June 4, 2002. The Registration Statement also relates to an indeterminate number of shares of Common Stock and Rights that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

         The Section 10(a) prospectus being delivered by the Registrant to participants in the Plan, as required by Rule 428 under the Securities Act, has been prepared in accordance with the requirements of Form S-8 under the Securities Act and relates to shares of the Common Stock and the associated Rights reserved for issuance pursuant to the Plan. The information related to the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Registrant as required by Rule 428 under the Securities Act. The Registrant will provide to participants in the Plan a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in the Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (3) The Registrant's Current Reports on Form 8-K dated August 9, 2002, August 8, 2002, August 7, 2002, July 2, 2002, May 7, 2002 and May
         3, 2002;

         (4) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated July 22, 1998, as amended on December 12, 2000, May 3, 2002 and August 2, 2002; and

         (5) The description of the Rights contained in the Registrant's Registration Statement on Form 8-A, dated July 22, 1998, as amended on December 12, 2000, May 3, 2002 and August 2, 2002.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The Registrant's certificate of incorporation contains such a provision.

         The Registrant's bylaws provide that it will indemnify each director and each of the President, the Treasurer and the Secretary against all claims and expenses resulting from the fact that he or she was an officer, director or employee of the registrant. In addition, the Registrant's board of directors may, at its option, indemnify any other employee. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant's reasonable belief, was in or not opposed to the best interests of the registrant, or (ii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. The Registrant's certificate of incorporation and bylaws contain no specific provisions regarding such insurance. The Registrant has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed herewith or incorporated by reference herein as part of this Post-Effective Amendment No. 1 to the Registration
Statement:

EXHIBIT                             DESCRIPTION
-------                             -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.1.1 Certificate of Amendment of the Restated Certificate of Incorporation, dated June 30, 2001 (incorporated by reference to Exhibit 3.1.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

3.1.2 Certificate of Merger, dated July 31, 2002 (incorporated by reference to Exhibit 3.1.2 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

3.1.3 Certificate of Amendment of the Restated Certificate of Incorporation, dated July 31, 2002 (incorporated by reference to Exhibit 3.1.3 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.3 Amendment to the By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

4.1               Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

4.2 Rights Agreement, dated July 23, 1998, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.1             Form of Rights Certificate (incorporated by reference to
                  Exhibit 4.3 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.2 Amendment to Rights Agreement, dated December 8, 2000, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on December 12, 2000).

4.2.3 Second Amendment to Rights Agreement, dated May 1, 2002, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 3, 2002).

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding legality.

23.1* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

23.2              Consent of KPMG LLP.

24                Power of Attorney (included on signature page).

* Previously filed.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, D.C., on this the 13th day of August, 2002.

                                   INTERSTATE HOTELS & RESORTS, INC.


                                   By: /s/ Christopher L. Bennett
                                       ----------------------------------------
                                       Christopher L. Bennett
                                       Senior Vice President and General Counsel


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Whetsell and Christopher L. Bennett such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement (including those filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof (in each case, other than those individuals who have already appointed Messrs. Whetsell and Bennett as their attorneys-in-fact and agents with respect to this registration statement and amendments thereto).

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE                                   DATE
---------                               -----                                   ----
         *                      Chief Executive Officer and Chairman            August 13, 2002
-----------------------------   of the board of directors (Principal
Paul W. Whetsell                executive officer)

         *                      President, Chief Operating Officer              August 13, 2002
-----------------------------   and Director
John Emery

         *                      Chief Financial Officer (Principal              August 13, 2002
-----------------------------   Financial and Accounting Officer)
James A. Calder

/s/ Karim Alibhai               Director                                        August 13, 2002
-----------------------------
Karim Alibhai

         *                      Director                                        August 13, 2002
-----------------------------
J. Taylor Crandall

         *                      Director                                        August 13, 2002
-----------------------------
Leslie R. Doggett

SIGNATURE                               TITLE                                   DATE
---------                               -----                                   ----
                                Director
-----------------------------
Joseph J. Flannery

/s/ Thomas F. Hewitt            Director                                        August 13, 2002
-----------------------------
Thomas F. Hewitt

         *                      Director                                        August 13, 2002
-----------------------------
Steven D. Jorns

                                Director
-----------------------------
Mahmood Khimji

                                Director
-----------------------------
Raymond C. Mikulich

                                Director
-----------------------------
John J. Russell, Jr.

                                Director
-----------------------------
Sherwood M. Weiser

* By:  /s/ Christopher L. Bennett
       --------------------------
       Christopher L. Bennett
       Attorney-in-fact

EXHIBIT INDEX

EXHIBIT                             DESCRIPTION
-------                             -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.1.1 Certificate of Amendment of the Restated Certificate of Incorporation, dated June 30, 2001 (incorporated by reference to Exhibit 3.1.1 to the Registrant's Form 10-K for the year ended December 31, 2001).

3.1.2 Certificate of Merger, dated July 31, 2002 (incorporated by reference to Exhibit 3.1.2 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

3.1.3 Certificate of Amendment of the Restated Certificate of Incorporation, dated July 31, 2002 (incorporated by reference to Exhibit 3.1.3 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

3.3 Amendment to the By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

4.1               Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Amendment to Registration Statement on Form 8-A/A filed on August 2, 2002).

4.2 Rights Agreement, dated July 23, 1998, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.1             Form of Rights Certificate (incorporated by reference to
                  Exhibit 4.3 to the Registrant's Form S-1/A filed on July 23, 1998 (Registration No. 333-49881)).

4.2.2 Amendment to Rights Agreement, dated December 8, 2000, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on December 12, 2000).

4.2.3 Second Amendment to Rights Agreement, dated May 1, 2002, between the Registrant and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 3, 2002).

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding legality.

23.1* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

23.2              Consent of KPMG LLP.

24                Power of Attorney (included on signature page).

* Previously filed.